Loan Number: 52497

Exhibit 10.1

W. B. A. | 448 BCA (4/20/20) | eFIPCO 11238

© 2020 Wisconsin Bankers Association/Distributed by FIPCO®

BUSINESS CREDIT AGREEMENT
(Business Purpose Loans)

Boxes checked are applicable
Boxes not checked are inapplicable

The undersigned ("**Customer**", whether one or more) agrees with the undersigned lender ("**Lender**") as follows:

1. Loans. Customer requests that Lender lend to Customer from time to time such amounts as Customer may request in accordance with this Agreement (the "**Loans**"), and subject to the terms of this Agreement, Lender agrees to make such Loans up to (a) [X] the aggregate principal amount of $ 5,000,000.00 at any time outstanding (the "**Credit Limit**"), within which amount Customer may borrow, repay and reborrow under this Agreement (b) [ ] the aggregate principal amount of $ n/a (the "**Credit Limit**"). Lender is not obligated to but may make Loans in excess of the Credit Limit, and in any event Customer is liable for and agrees to pay to Lender at Lender's address shown below all Loans, interest and other charges made to or imposed on Customer under this Agreement.

2. Loan Procedures. Customer may obtain Loans under this Agreement only as provided below:

(a) [ ] Customer shall give Lender at least n/a business days' prior notice of any Loan requested under this Agreement, specifying the date and amount of the Loan. Lender will make the Loan available to Customer [ ] by crediting the amount of the Loan to Customer's deposit account no. n/a with Lender [ ] by ______.

(b) [ ] Whenever the [ ] ledger [ ] collected balance in Customer's deposit account no. n/a with Lender is less than n/a on any business day ("**Trigger Amount**"), for whatever reason, Customer requests Lender to automatically advance funds in increments of $ n/a to such deposit account in an amount sufficient to increase the balance to the Trigger Amount, or such lesser amount as may be available to Customer under this Agreement.

(c) [X] Upon written request of Stephen Bianchi and James S Broucek

3. Fees. Customer agrees to pay to Lender the following nonrefundable fees as a condition of access to Loans under this Agreement:

(a) [X] Commitment fee in the amount of $ 6,250.00 payable to Chippewa Valley Bank.

(b) [ ] n/a

Customer agrees to pay any fees and charges described in this Agreement as Loans under this Agreement if such fees and charges are not required by Lender to be paid in cash by Customer at the time the fee or charge is incurred under this Agreement. Furthermore, charges for credit insurance if separately requested by Customer may be charged by Lender as Loans to Customer under this Agreement.

4. Interest. Interest shall accrue before maturity (whether by acceleration or lapse of time) at the stated interest rate(s) identified in section 4(a), (b) or (c) below (each a "**stated interest rate**"), as applicable, on the unpaid principal balance, calculated as provided in section 4(f) below:

[Check (a), (b) or (c); only one shall apply.]

(a) [ ] **Fixed Interest Rate.** n/a %.

(b) [ ] **Stepped Fixed Interest Rate.** n/a % until n/a and n/a % thereafter.

(c) [X] **Variable Interest Rate.** The stated interest rate is variable and will adjust to equal the Index Rate (defined below) [ ] plus [X] minus 0.750 percentage points. However, the stated interest rate shall not exceed n/a % and shall not be less than 4.000 %. [ ] The minimum stated interest rate shall not be applicable until the first rate change date. Until the first change date described below the stated interest rate shall be 4.000 %. The stated interest rate shall be adjusted on the change dates provided below. The "**Index Rate**" is: The highest U.S. Prime Rate as published in the Wall Street Journal "Money Table" as and when the index rate changes and becomes effective.

The Index Rate may or may not be the lowest rate charged by Lender. The stated interest rate shall be adjusted on the following change dates: as and when the index rate changes and becomes effective.

A change in the interest rate will apply both to the unpaid principal balance of Loans outstanding under this Agreement and to new Loans. If the Index Rate ceases to be made available to Lender during the term of this Agreement, Lender may substitute a comparable index.

If section 4(b) or 4(c) is checked, a change in the interest rate will result in an increase or decrease in the amount of each payment of interest due under this Agreement.

(d) **Interest After Maturity.** Interest shall accrue on unpaid principal and interest after maturity (whether by acceleration or lapse of time) until paid [X] at the stated interest rate(s) under 4(a), (b) or (c) above, as applicable, plus 5.000 percentage points [ ] at the stated interest rate of n/a %, calculated as provided in section 4(f) below.

(e) [ ] **Compounding. Prior to maturity (whether by acceleration or lapse of time), unpaid and past due interest shall bear interest from its due date at the stated interest rate then in effect for this Agreement, calculated as provided in section 4(f) below.**

(f) **Interest Calculation.** Interest will be calculated by applying a daily interest rate for the actual number of days interest is owing, up to 365 days in a full year or 366 days in a full leap year. The daily interest rate will be calculated as follows:

[Check (1) or (2); only one shall apply.]

(1) [X] 360 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 360 day year, which means that it is calculated by dividing the applicable stated interest rate in section 4(a), (b) or (c), above, as applicable, and in section 4(d), above, by 360. **Customer understands and agrees that calculating the daily interest rate using a 360 day year means the actual annual interest rate in a 365 day year and in a 366 day leap year is higher than the stated interest rate in section 4(a), (b) or (c), above, as applicable, and in section 4(d), above.**

2) [ ] 365 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 365 day year, which means that it is calculated by dividing the applicable stated interest rate in section 4(a), (b) or (c), above, as applicable, and in section 4(d), above, by 365. **Customer understands and agrees that calculating the daily interest rate using a 365 day year means the actual annual interest rate in a 366 day leap year is higher than the stated interest rate in section 4(a), (b) or (c), above, as applicable, and in section 4(d), above.**

(g) **Other Charges.** If any payment (other than the final payment) is not made on or before the 10th day after its due date, Lender may collect a delinquency charge of [X] 5.000 % of the unpaid amount [ ] n/a. Customer agrees to pay a charge of $ 15.00 for each check or electronic debit presented for payment under this Agreement which is returned unsatisfied.

5. Payment Schedule. Customer agrees to pay to Lender the unpaid principal balance of Loans outstanding under this Agreement and accrued interest as follows:

Interest payments are due beginning November 1, 2022 and on the same day(s) of each third month thereafter, plus a final payment of the unpaid principal and interest is due on August 1, 2023.

In addition, Customer shall immediately pay any amount by which the Loans exceed the Credit Limit, any prior unpaid payments and any unpaid fees and charges. Lender is authorized to automatically charge payments due under this Agreement to any account of Customer with Lender. If payments are not automatically charged to Customer's account, payments must be made to Lender at its address shown below and are not credited until received in Lender's office. Lender is authorized to make book entries evidencing Loans and payments under this Agreement and the aggregate unpaid amount of all Loans as evidenced by those entries is presumptive evidence that those amounts are outstanding and unpaid to Lender. All payments shall be applied in such order as Lender elects to charges and amounts due under this Agreement.

[ ] If checked here, the date final payment is due ("**Maturity Date**") shall thereafter automatically extend from year to year for one year periods from the original Maturity Date, unless Lender gives Customer written notice to the contrary at least n/a days prior to the then current Maturity Date.

This Agreement includes the Additional Provisions on page 2. Dated as of August 1, 2022.

Chippewa Valley Bank (SEAL)
(Name of Lender)
607 Main Street, Bruce, WI 54819

By ______
Rick Gerber, Chief Executive Officer

Citizens Community Bancorp, Inc. (SEAL)
A Maryland Corporation

By ______ (SEAL)
Stephen Bianchi, President & CEO

By ______ (SEAL)
James S Broucek, EVP, CFO, Treasurer & Secretary

______ (SEAL)

______ (SEAL)

2174 Eastridge Center, Eau Claire, WI 54701

Note #52497
Port #422260
Product #10407 (Renewal of annual Line of Credit)

Page 1 of 2

ADDITIONAL PROVISIONS

6. Termination. Lender's obligation to make Loans under this Agreement shall terminate, and Customer shall have no further right to obtain Loans under this Agreement, upon the first to occur of any of the following:

(a) When full and final payment of all unpaid principal and interest is due under section 5.

(b) ☐ At any time, with or without cause, upon written notice from Lender to Customer.

(c) Upon written notice by Lender to Customer following an event of default under section 10, or, without notice at such time that Customer becomes the subject of bankruptcy or other insolvency proceedings.

(d) At such date and time that Lender has received and is reasonably able to react to written notice of termination from Customer. Notice of termination signed by a Customer is binding on each Customer who signs this Agreement. Customer shall continue to make payments when required under section 5.

(e) ☐ n/a

If Section 6(b) or 6(e), above, is checked, and Lender's obligation to make Loans terminates as a result, then the total unpaid balance ☐ shall automatically become immediately due and payable in full ☐ may be paid when required under section 5. Termination of Lender's obligation to make Loans under this Agreement, for whatever reason or by whichever party, does not affect Lender's rights, powers, and privileges with regard to, nor Customer's duties and liabilities to pay, the then existing balance due, or to perform Customer's other obligations under this Agreement.

7. Collateral Disclaimer. ☐ Lender disclaims as collateral security for this Agreement (i) any real estate mortgage or security agreement covering real property on which any building is located in a special flood hazard area, and (ii) any mobile home located in a special flood hazard area, when such collateral security arises under a mortgage or agreement between Lender ☐ and Customer ☐ and any indorser or guarantor of this Agreement or any other person providing collateral security for Customer's obligations; provided, however, **Lender does not disclaim any such collateral security arising under a real estate mortgage or security agreement taken contemporaneously with this Agreement or real estate mortgage(s) or security agreement(s) in favor of Lender, whenever taken, from** n/a, **dated** n/a. A special flood hazard area is an area designated as such under the National Flood Insurance Program.

8. Financial Statement. Customer shall furnish to Lender financial statements at least annually and such other financial information respecting Customer at such times and in such form as Lender may request from time to time.

9. Security Interest. Except for collateral disclaimed as security for this Agreement under section 7 of this Agreement, this Agreement is secured by all existing and future security agreements, assignments and mortgages from any Customer to Lender, from any guarantor of this Agreement to Lender, and from any other person providing collateral security for Customer's obligations to Lender under this Agreement (each a "**Security Document**" and collectively the "**Security Documents**"), and payment of the Loans may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Customer also grants to Lender a security interest and lien in any deposit account Customer may at any time have with Lender. Lender may at any time after the occurrence of an event of default set-off any amount unpaid under this Agreement against any deposit balances or other money now or hereafter owed to Customer by Lender.

10. Default and Acceleration. Upon the occurrence of any one or more of the following events of default: (a) Customer fails to pay any amount when due under this Agreement or under any other instrument evidencing any indebtedness of Customer to Lender, (b) any information provided by Customer in connection with this Agreement is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Customer's financial condition, (d) Customer fails to timely observe or perform any of the duties contained in this Agreement, (e) Customer, Customer's spouse or any surety or guarantor for any of the Customer's indebtedness under this Agreement dies, ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings, (f) any guaranty of Customer's obligations under this Agreement is revoked or becomes unenforceable for any reason, or (g) an event of default occurs under any Security Document; then, at Lender's option, and upon written notice to Customer, Lender's obligation to make Loans under this Agreement shall terminate and the total unpaid balance shall become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Customer. Lender's obligation to make Loans under this Agreement shall automatically terminate and the total unpaid balance shall automatically become due and payable in the event Customer becomes the subject of bankruptcy or other insolvency proceedings. Lender may waive any default without waiving any other subsequent or prior default. Customer agrees to pay all costs of collection, before and after judgment, including, without limitation, reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Customer or incident to any action or proceeding involving Customer brought pursuant to the United States Bankruptcy Code). Customer agrees to indemnify and hold harmless Lender, its officers, directors, employees and agents, for, from and against any and all claims, damages, judgments, penalties and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Agreement or the activities of Customer. This indemnity shall survive termination of this Agreement, the repayment of all Loans and the discharge and release of any collateral for the Loans.

11. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of the right or the exercise of any other right. All rights and remedies of Lender are cumulative and may be exercised from time to time together, separately, and in any order.

12. Entire Agreement; Use of Proceeds. THIS AGREEMENT AND THE SECURITY DOCUMENTS ARE INTENDED BY LENDER AND CUSTOMER AS A FINAL EXPRESSION OF THIS AGREEMENT AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, THERE BEING NO CONDITIONS TO THE FULL EFFECTIVENESS OF THIS AGREEMENT EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE SECURITY DOCUMENTS, AND THIS AGREEMENT MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES TO THIS AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES TO THIS AGREEMENT. Customer represents and warrants to Lender that no part of any Loan will be used for personal, family or household purposes.

13. More Than One Customer. If more than one person signs this Agreement as Customer, any Customer acting alone may request Loans under this Agreement, but each Customer is jointly and severally liable for all Loans and other obligations under this Agreement.

14. Notice. Except as otherwise provided in this Agreement, all notices required or provided for under this Agreement shall be in writing and mailed, sent or delivered, if to Customer, at any Customer's last known address or email address as shown on the records of Lender, and if to Lender, at its address shown on page 1, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid, provided that notice to Lender pursuant to section 6 shall not be effective until received by Lender and Lender has a reasonable opportunity to act on the notice.

15. Name and Address. Customer represents that the legal name of Customer and the address of Customer's principal residence are as set forth on page 1. Customer shall not change its legal name or address without providing at least 30 days' prior notice of the change to Lender.

16. Venue. Customer consents that venue for any legal proceeding relating to enforcement of this Agreement shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which Customer resides in this state, or the county in this state in which this Agreement was executed by Customer, and Customer submits to the jurisdiction of any such court.

17. Amendment. No amendment or modification of any provision of this Agreement shall in any event be effective unless it is in writing and signed by Lender and Customer. Any waiver by Lender shall be in writing and is effective only in the specific instance and for the specific purposes for which given.

18. Interpretation. Each Customer acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Customer for, the collectibility or enforceability of this Agreement or the financial condition of any Customer. Each Customer has independently determined the collectibility and enforceability of this Agreement. The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin except to the extent such laws are preempted by federal law. Invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

19. Persons Bound. This Agreement shall be binding upon and inure to the benefit of Lender and Customer and their respective heirs, personal representatives, successors and assigns, except that Customer may not assign or transfer any of Customer's rights under this Agreement.

20. Other Provisions. (If none stated, there are no other provisions.)
Secured by but not limited to the following collateral:

All shares of stock issued by Citizens Community Federal National Association ("CCFNA") and held by Debtor, including without limitation 1,000,000 shares represented by stock Certificate #1 issued by CCFNA which, as of the date hereof, represents 100% of all outstanding stock of CCFNA and any re-issuance or replacement thereof as previously granted under Collateral Pledge Agreement dated August 1, 2018.

This Business Credit Agreement is amended by the General Rider to Business Credit Agreement, dated as of the date hereof, executed by Customer and Lender.

EWI448BCA Rev. 4/21/2020

Business Credit Agreement
Page 2 of 2

GENERAL RIDER TO BUSINESS CREDIT AGREEMENT This General Rider to Business Credit Agreement (this "Rider") is made and entered into as of August 1st, 2022 (the "Effective Date"), by and between Citizens Community Bancorp, Inc., a Maryland corporation ("Customer"), and Chippewa Valley Bank ("Lender"). WHEREAS, on the Effective Date, Customer and Lender are entering into a Business Credit Agreement (the "Credit Agreement") renewal evidencing a line of credit in an aggregate principal amount of up to $5,000,000 (the "Loan"); WHEREAS, the obligations, liabilities and indebtedness of Customer with respect to the Loan will be secured by a security interest in certain investment property of Customer pursuant to the terms of a Collateral Pledge Agreement; and WHEREAS, Customer and Lender wish to amend the terms and provisions of the Credit Agreement as set forth herein. NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties do hereby agree as follows, notwithstanding any other provisions to the contrary set forth in the Credit Agreement: 1. Definitions. All capitalized terms used herein shall have the same meaning as defined in the Credit Agreement, unless otherwise defined in this Rider. 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows: (a) Section 8 of the Credit Agreement is amended in its entirety to read as follows: 8. Financial Statement. Customer shall furnish to Lender financial statements at least annually and such other publically available financial information respecting Customer at such times and in such form as Lender may reasonably request from time to time. Customer shall have satisfied its requirement to deliver financial statements if such statements are publically available through https://www.ccf.us/about-us/investor- relations.html. (b) The first sentence of Section 10 of the Credit Agreement is deleted in its entirety and replaced with the following language: Upon the occurrence of any one or more of the following events of default: (a) Customer fails to pay any amount within 10 days after such amount is due under this Agreement or under any other instrument evidencing any indebtedness of Customer to Lender, (b) any information provided by Customer in connection with this Agreement is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Customer's financial condition, (d) Customer fails to timely observe or perform any of the duties contained in this Agreement, (e) Customer, Customer's spouse or any surety or guarantor for any of the Customer's indebtedness under this Agreement dies, ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings, (f) any guaranty of Customer's obligations under this Agreement is revoked or becomes unenforceable for any reason, or (g) an event of default occurs under any Security Document; then, at Lender's option, and upon written notice to Customer, Lender’s obligation to make Loans under this Agreement shall terminate and the total unpaid balance shall become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Customer. Notwithstanding the foregoing, if an event of default occurs under Section 10(d), Customer shall have 10 days after notice thereof to

2 cure such event of default, provided that Lender, in its reasonable discretion, deems such event of default curable. (c) Section 14 of the Credit Agreement is amended to add "not to exceed 3 business days" at the end of the last sentence. (d) The following provisions are added to the end of Section 20 of the Credit Agreement: Waiver of Jury Trial. CUSTOMER AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF ANY PARTY. 3. Inconsistency. To the extent there is any inconsistency between the Credit Agreement and this Rider, this Rider shall control. [Signature Page Follows]

3 IN WITNESS WHEREOF, the parties have executed this Rider as of the Effective Date and agree to be bound by all provisions of this Rider. CUSTOMER: CITIZENS COMMUNITY BANCORP, INC. By: ______________________________ Stephen Bianchi, President & Chief Executive Officer LENDER: CHIPPEWA VALLEY BANK By: ______________________________ Rick Gerber, Chief Executive Officer